Exhibit (p)1(b)

Rule 17j-1 and Rule 204A-1

STATEMENT OF POLICY ON PERSONAL SECURITIES TRANSACTIONS

ADOPTED BY

MASON STREET FUNDS, INC.

NORTHWESTERN MUTUAL SERIES FUND, INC.

MASON STREET ADVISORS, LLC

(As of January 20, 2005)

I. Introduction

Investment companies, investment advisers and their officers, directors, employees and affiliated persons face inherent conflicts of interest when they trade in securities for their own accounts. They have access to information about their client’s securities transactions, which they can exploit for their own benefit.

Rule 204A-1 under the Investment Advisers Act (the “Advisers Act”) and Rule 17j-1 under the Investment Company Act (the “1940 Act”) require each SEC-registered investment adviser and each SEC-registered investment company to adopt written codes of ethics containing provisions reasonably necessary to prevent employees and certain other persons from engaging in personal trading in violation of these Rules, and to maintain records, use reasonable diligence, and adopt and implement procedures as reasonably necessary to prevent, detect and correct violations. It is unlawful to engage in personal securities transactions in violation of these Rules, general antifraud rules under the federal and state securities laws and fiduciary duties owed to clients.

This Statement of Policy on Personal Securities Transactions (“Statement”), which is designed to ensure that personal securities transactions do not violate applicable law and fiduciary duties, has been adopted by (i) Mason Street Funds, Inc. (MSF) and Northwestern Mutual Series Fund, Inc. (SF), each as an SEC-registered investment company (together the “Funds”) and (ii) Mason Street Advisors, LLC (MSA) as an SEC-registered investment adviser and as investment adviser to the Funds (all collectively the “Companies”).

This Statement applies to Access Persons as defined under Rule 204A-1 and Rule 17j-1 (see Definitions below). Access Persons are responsible for reading, understanding and observing the Statement, keeping in mind that the interests of the Funds and other MSA Clients must be placed first even in a circumstance that is not covered by a specific provision. Access Persons are responsible for reporting violations of the Statement to Ted Dryden, Chief Compliance Officer for the Companies (the “CCO”). All reports shall be treated confidentially to the extent permitted by applicable law, and investigated promptly and appropriately. Alternatively, reports may be submitted through the Ethics Resource Center of The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”) to help ensure anonymity. Any retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Statement.

Questions concerning the Statement and requests for further information and related forms and procedures should be directed to Ted Dryden (or his designee).

II. Definitions

“Access Person” under Rule 17j-1 means:

1. Each director of MSA and of each Fund (including each Independent Fund Director);

2. Each officer of MSA and of each Fund;

3. Each employee of MSA and of each Fund; and

4. Each director, officer, and employee of Northwestern Mutual and of any other company in a control relationship with MSA or a Fund who

(i) in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Reportable Securities by the Funds; or

(ii) whose functions relate to the making of any recommendations with respect to such purchases or sales.

“Access Person” under Rule 204A-1 means:

1. Each director of MSA;

2. Each officer of MSA;

3. Each employee of MSA; and

4. The following other individuals:1

(i) Each person who provides investment advice on behalf of MSA and is subject to the supervision and control of MSA; and

(ii) Each person occupying a similar status or performing similar functions to an officer or director of MSA.

“Access Person” may also include any other persons who the CCO determines to treat as Access Persons because of their status, the functions they perform or the information they obtain.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan, stock purchase plan, investments by payroll deduction and pre-set systematic re-balancings, exchanges, purchases and withdrawals, but does not include transactions that override any such program or non-systematic transactions.

[1]	Currently, no such persons have been identified that are not also officers, directors or employees of MSA.

“Beneficial Ownership” shall have the same meaning as under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is subject to the provisions of Section 16 of that Act, except that the determination of direct or indirect Beneficial Ownership shall apply to all Reportable Securities which an Access Person has or acquires.

A person has Beneficial Ownership if he or she, directly or indirectly, through any contract, arrangement, understanding, or relationship has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction or security. Examples include:

•	Securities held by members of an individual’s Immediate Family;

•	Interests in securities held in trust, which are either beneficial interests or interests representing investment control;

•	Exercise, conversion or dividend rights; and

•	A general partner’s proportionate interest in portfolio securities held by a general or limited partnership.

An individual shall not be deemed to have Beneficial Ownership in portfolio securities held by a corporation or similar entity in which he or she owns securities if he or she is not a controlling shareholder and he or she does not have or share in investment control over the portfolio. For example, Beneficial Ownership would not exist with respect to an individual who is a trustee of a trust, but neither has investment discretion nor is a grantor or trust beneficiary.

“Client” has the meaning for MSA as it determines from time to time consistent with the Advisers Act but, in general, means any person for whom MSA provides investment advisory services for compensation.

“Control” shall have the same meaning as that set forth in section 2(a)(9) of the 1940 Act.

“High Quality Short-Term Debt Instrument” shall mean any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

“Immediate Family” generally means any relative by blood or marriage living in the individual’s household, any domestic partner or other minor child residing in his or her household and, whether or not living in the individual’s household, any other relative with respect to whose investments the individual has influence or control.

“Independent MSA Director” means MSA directors that are not officers or employees of MSA or officers, directors or employees of any affiliated person of MSA.

“Independent Fund Director” means a member of the Board of Directors of a Fund who is not an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

“Initial Public Offering” means a registered offering under the Securities Act of 1933, where the issuer, immediately before the registration, was not subject to the reporting requirements of the Securities Exchange Act of 1934. This term does not include secondary public offerings.

“Investment Person” means an Access Person who makes, or participates in making, decisions regarding the purchase or sale of securities by or on behalf of any Client and any person who directly assists in the process. Investment Persons include portfolio managers, assistant portfolio managers, research analysts, traders, and other individuals designated by the CCO.

“Limited Offering” means an offering exempt from registration under specific private offering and investor exemptions provided in the Securities Act of 1933. Such investments are commonly referred to as private placements.

“Reportable Fund” means any registered investment company under the 1940 Act (other than a money market fund) for which MSA serves as investment adviser or whose investment adviser or principal underwriter Controls MSA, is Controlled by MSA or is under common Control with MSA. See Appendix A for a list of such companies.

“Reportable Securities” means the same as the term used in Rule 204A-1, and includes any common stock, preferred stock, closed end- investment company, Reportable Fund, debt securities, futures contracts and options on futures contracts relating to any stock, bond or index, and any other investment contract or other instrument that is considered a “security” under Section 202(a)(18) of the Advisers Act. However, the term does not include the following:

•	Direct obligations of the U.S. Government;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and High Quality Short-Term Debt Instruments, including short term municipal bonds and repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end funds other than Reportable Funds[2]; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

III. Prohibited And Limited Transactions

A. Initial Public Offerings

Investment Persons are not permitted to acquire, directly or indirectly, securities in an Initial Public Offering. Securities in such offerings may be purchased or received, however, when an individual has an existing right to do so based on his or her status as an

[2]	Transactions and holdings in shares of closed-end investment companies and offshore funds are reportable regardless of affiliation.

investor or similarly situated party or the security is acquired in connection with a reorganization or otherwise involves no investment discretion on the part of the recipient, except in connection with the exercise of voting or similar rights.

All other Access Persons (except Independent Fund Directors) are required to obtain approval from the CCO before they acquire securities in an Initial Public Offering. Approval shall be obtained by following the Pre-Clearance Procedures set forth elsewhere in this Statement, or as otherwise directed by the CCO.

B. Limited Offerings

Access Persons (except Independent Fund Directors) are required to obtain approval from the CCO before they acquire, directly or indirectly, securities in a Limited Offering. Approval shall be obtained by following the Pre-Clearance Procedures set forth elsewhere in this Statement, or as otherwise directed by the CCO.

C. Excessive Trading of Mutual Fund Shares

Access Persons are expected to abide by trading restrictions imposed by a mutual fund that are described in its prospectus. Additionally, Access Persons (except Independent Fund Directors) are required to hold shares of a Reportable Fund (which is defined to exclude money market funds) that are purchased for the lesser of a calendar month or thirty (30) calendar days, including the date of purchase and date of sale. This holding period does not apply to transactions effected pursuant to an Automatic Investment Plan, but does apply to all non-systematic transactions such as periodic re-balancing.

NOTE: The following provisions D through F describe prohibited investment activities, but they do not apply to personal securities transactions of Access Persons that are effected pursuant to Automatic Investment Plan. Additionally, personal securities transactions of Access Persons are not implicated under these provisions if the Fund or other Client transaction in question is effected in response to programmed trading designed, for example, to align the Fund’s or other Client’s investment portfolio with the performance of a market index. Access Persons are reminded, however, that obtaining pre-clearance for a transaction as required under this Statement does not relieve them from conducting their personal securities transactions in full compliance with the provisions of this Statement and applicable law, including compliance with the prohibitions on the following investment activities.

D. Front-Running

The term “front-run” means knowingly trading before a contemplated transaction by a Client, whether or not the Access Person’s trade and the Client’s trade take place in the same market in order to take advantage of, or avoid changes in, market prices effected by Client transactions in a Reportable Security. An Access Person is prohibited from front-running.

E. Scalping

An Access Person is prohibited from purchasing (or selling short) a Reportable Security (or its economic equivalent) with the intention of recommending that the security be purchased (or sold) for a Client for the purpose of supporting or increasing (or protecting) the price of the security for the benefit of the Access Person, rather than the benefit of the Client. This activity, referred to as “scalping” is prohibited whether or not an Access Person realizes a profit from the subject transaction.

F. Blackout Periods

An Access Person is prohibited from engaging in a transaction in a Reportable Security which such person knows or should have known at the time there to be pending, on behalf of any Client, a “buy” or “sell” order in that same security. The existence of recent Client trades and pending orders will be checked as part of the Pre-Clearance Process described in Section V. hereof, and pre-clearance may be denied if the CCO determines it is inconsistent with the best interests of any Client.

G. Limit Orders.

Access Persons that are subject to the pre-clearance provisions of this Statement generally should avoid placing “good until cancelled” orders or any limit orders other than a “same-day” limit order. Such orders are difficult to pre-clear and can cause inadvertent pre-clearance violations.

H. Insider Trading

Access Persons are reminded that they are prohibited from trading, either personally or for the accounts of the Funds or other Clients, on material non-public information or communicating material non-public information to others in violation of the law. Access Persons are responsible for ensuring they are in compliance with any insider trading policies and procedures that may be applicable to them, including MSA’s Policy Statement on Insider Trading and Northwestern Mutual’s Guidelines for Business Conduct.

I. Hedge Funds, Investment Clubs and Partnerships

Access Persons (except Independent Fund Directors) are not permitted to participate in hedge funds, investment clubs, partnerships or other similar investment vehicles unless approved in advance by the CCO (or his designee). Any approval will be conditioned upon the person providing a written certification that he or she does not and will not have any direct or indirect influence or control over trading for such vehicle, or alternatively, subjecting all the underlying securities trading in the vehicle to the Statement, including the Statement’s pre-clearance and reporting requirements.

IV. Reporting Requirements

A. Exemptions

1. Non-Influence and Non-Control Accounts. The reporting requirements of this Section do not apply to Reportable Securities held in an account over which an individual has no direct or indirect influence or control. Individuals wishing to exempt accounts over which they have no direct or indirect influence or control must obtain advance approval from the CCO. Any approval will be conditioned upon providing an initial and annual written certification that he or she does not have any direct or indirect influence or control over the account.

2. Independent Fund Directors. Unless otherwise requested by the CCO, Independent Fund Directors are not required to file Holdings Reports or Transaction Reports unless he or she knew or, in the ordinary course of fulfilling his or her official duties as a Fund director should have known that during the 15-day period immediately before or after the director’s transaction in a Reportable Security, the Fund purchased or sold the Reportable Security, or the Fund or its investment adviser considered purchasing or selling the Reportable Security.

3.

B. Acknowledgement of Receipt Form; Annual Certification

Upon commencement of becoming an Access Person and annually thereafter, each Access Person is required to sign and submit a written certification acknowledging (i) receipt of a copy of this Statement; (ii) their compliance with the Statement since becoming an Access Person; and (iii) their agreement to comply with the Statement for as long as they are deemed to be an Access Person. Access Persons are also required to sign and submit a form acknowledging receipt of a copy of any amendments to the Statement.

C. Holdings Reports

Each Access Person is required to submit a report of all Reportable Securities, other than Northwestern Mutual’s 401(k) Plan holdings3, he or she directly or indirectly holds Beneficial Ownership (i) no later than (10) days after becoming an Access Person and (ii) at least once each 12-month period thereafter on a date selected by the CCO. Holdings information must be current as of a date no more than 45 days prior to the date the individual becomes an Access Person for the initial report, and no more than 45 days prior to the date each subsequent annual report is submitted.

[3]	Northwestern Mutual 401(k) Plan holdings and transactions are reported to and retained by the Plan administrator and are available to the Companies to satisfy legal or regulatory review or reporting requirements upon request by the Chief Compliance Officer of the Companies.

D. Transaction Reports

Each Access Person is required to submit a transaction report of all transactions in Reportable Securities, other than transactions effected under an Automatic Investment Plan, Northwestern Mutual’s 401(k) Plan and transactions in an account over which he or she has no direct or indirect influence or control, no later than thirty (30) days from the end of the calendar quarter. Such report shall include all Reportable Securities that are exempt from pre-clearance under Section V.B below.

E. Reporting Procedures; Brokerage Confirms and Statements

Access Persons are required to provide the reports identified in this section to the CCO (or his designee) in such form and manner as he or she shall instruct. Brokerage account statements may be provided in substitute for holdings and transaction reports only if permitted by the CCO.

V. Access Person Pre-Clearance Requirements

Independent Fund Directors are exempt from all pre-clearance requirements. Independent MSA Directors must pre-clear transactions in Limited Offerings or Initial Public Offerings; however, such persons are exempt from all other pre-clearance requirements. All other Access Persons must pre-clear transactions in all Reportable Securities, except for those exempt from pre-clearance identified below.

A. Pre-Clearance Process

Access Persons are required to pre-clear a transaction by entering the transaction into the StarCompliance system available on the internet. The pre-clearance request will identify Limited Offerings or Initial Public Offerings and such requests will be routed to MSA’s CCO for his approval. Access Persons will be notified by the StarCompliance system when approval has been granted.

B. Reportable Securities and Transactions Exempt from Pre-Clearance

The following Reportable Securities and Transactions are exempt from the pre-clearance requirements of this Section.

1. Reportable Funds. Transactions in Reportable Funds. A listing of such funds will be maintained on the Attached Appendix A.

2. Broad-Based Indices. Any Reportable Security whose value is based upon the value or changes in value of a broad-based market index (defined as an index consisting of 100 or more underlying securities) including, for example, the NASDAQ-100 Index Tracking Stock (QQQQ) or Standard & Poor’s Receipts (SPY). MSA’s CCO may add indices consisting of less than 100 underlying securities to this exemption on a case-by-case basis. Any such exemption will be based on the CCO’s determination that MSA Client transactions would be unlikely to have any material impact on the market price of the index. A listing of such indices will be maintained on the Attached Appendix B.

3. Non-Volitional Transactions. Reportable Securities that are acquired or disposed of without the Access Person’s discretion as to time or amount including, for example, (i) securities acquired through stock splits, reverse stock splits, mergers, consolidations, spin-offs and other similar corporate reorganizations generally involving all holders of the same class of securities, (ii) an involuntary sale as the result of a company exercising a call provision on its outstanding debt, and (iii) assignments of options or exercises of options at expiration.

4. Dividend Reinvestments, Rights Issuances and Similar Plans. Acquisitions of securities through stock dividends and dividend reinvestment plans (“DRIPs”) and stock acquired through the exercise of rights that are issued pro rata to all holders of the same class of securities.

5. Employer Stock Option Plans. Transactions involving the exercise and/or purchase of securities pursuant to an employer stock option plan. Such plans may be applicable to persons subject to the Statement because the Access Person has Beneficial Ownership of their account. The sale of securities received from such plans must be pre-cleared.

6. Tender Offers for All Shares. Transactions pursuant to a bona fide tender offer made for any and all outstanding securities held by holders of the same class of securities. However, tender offers for less than all outstanding securities of a class must be pre-cleared.

7. Non-Influence and Non-Control Accounts. Transactions effected in Reportable Securities held in an account over which an individual has no direct or indirect influence or control. Individuals wishing to exempt accounts over which they have no direct or indirect influence or control must obtain advance approval from the CCO. Any approval will be conditioned upon providing an initial and annual written certification that he or she does not have any direct or indirect influence or control over the account.

C. Pre-Clearance Standards.

1. General. Trades will only be pre-cleared if it is determined that, considering all of the facts and circumstances, the transaction is not inconsistent with the provisions of this Statement. Pre-clearance requests must be submitted on such form and in such manner as the CCO shall direct and shall be reviewed against recent and pending executed transactions, open orders and current investment recommendations for Clients.

No individual authorized to pre-clear transactions may pre-clear a transaction involving a Reportable Security in which he or she has Beneficial Ownership.

2. Compliance with Insider Trading Policies. In connection with requesting pre-clearance of a personal securities transaction, Access Persons are reminded of their obligation to adhere to applicable Company and Northwestern Mutual policies with respect to material and non-public information.

3. Duties of Investment Persons. A security shall be considered to be recommended when a buy or sell recommendation is made by an Investment Person for a Client’s account, and such recommendation is under active consideration by an Investment Person. An Investment Person may not fail to make a recommendation to a Client in order to avoid limitations on or conflicts with regard to his or her personal securities transactions.

4. Seven-Day Blackout Period. Clearance will not usually be given for any personal transaction in a Reportable Security that is proposed to be effected during the seven calendar day period after either an investment recommendation is made for a Client’s account with respect to the same security or a buy or sell order for a Client’s account is executed or while a Client order is pending for that security (“Seven-Day Blackout Period”). However, pre-clearance may be granted to sell such a security during the Seven-Day Blackout Period provided the security has been disposed of first for all Clients. Additionally, Client trades executed within seven days after a personal transaction is effected will be reviewed, and the CCO reserves the right to take any action with respect to such personal transactions that he determines appropriate to help ensure that Client interests are not undermined by the personal investment activities of Access Persons, including the actions discussed in Section VI.F. of this Statement.

The Seven-Day Blackout Period shall not apply:

(i) If the Access Person’s aggregate transactions in a 30-day period amount to 500 shares or less (or equivalent derivatives) in the common stock of a company with a market capitalization of $3 billion or more at the time of the transaction. This exemption is not available for Investment Persons in MSA’s Equity Department. In addition, Access Persons are reminded that they may not knowingly trade parallel to or against a Client in a Reportable Security at any time or in any amount.

(ii) To transactions in Client accounts that are effected by a third party adviser (or sub-adviser) of which an Access Person has no knowledge.

(iii) To transactions in Client accounts that are effected in response to programmed trading designed, for example, to align a Client’s investment portfolio with the performance of a market index.

5. Approval Period. Generally, a pre-clearance is good until the close of the business/trading day following the day clearance is granted; provided, however, the CCO or his designee may shorten or rescind any approval if he or she determines it is appropriate to do so. It is necessary to re-pre-clear transactions that are not executed within the approval period.

VI. Administration, Recordkeeping And Enforcement

A. Compliance Training Program and Supervisory Procedures

MSA’s CCO is responsible for developing a compliance training program designed to ensure that all personnel who are subject to the Statement are furnished a copy of the Statement and have read and understand their responsibilities under it. In addition, MSA’s CCO is responsible for developing written compliance supervisory procedures that are reasonably designed to prevent, detect and correct violations of the Statement. MSA’s CCO is also responsible for ensuring that the compliance training program and procedures are kept current and personnel are informed of material changes and re-trained as needed.

All individuals subject to the Statement are required to participate in all compliance training programs that MSA’s CCO determines are mandatory for them to attend.

B. Approval and Annual Review of Statement

Adoption of the Statement by each of the Companies shall be in accordance with their bylaws and other governing instruments. In addition, the Funds’ board of directors, including a majority of the Independent Fund Directors, must approve, in accordance with the provisions of Rule 17j-1 of the 1940 Act, this Statement, any material changes to the Statement and policies and procedures reasonably designed to enforce its provisions and prevent violations, all as they relate to the Funds and to MSA in its capacity as the Funds’ investment adviser. The CCO shall review, at least annually, the adequacy of the Statement and the effectiveness of its implementation.

C. Interpretations and Waivers

As to each Company, the Chief Compliance Officer, to the extent he or she is vested individually or jointly with the necessary discretion and authority, may interpret issues and waive or except compliance with provisions of the Statement if he or she finds that such interpretation, waiver or exception (i) is necessary to alleviate undue hardship, in view of unforeseen circumstance, or is otherwise appropriate under the facts and circumstances; (ii) is not inconsistent with the purposes and objectives of the Statement; (iii) will not adversely affect the interests of any Clients, the Companies or their affiliates; and (iv) will not result in a transaction or conduct that would violate applicable law, regulations or fiduciary principles. Any waiver, exception or interpretation shall be in writing stating the basis therefore, and shall be maintained with the books and records of the Company.

D. Reporting to Fund Board and Senior Management; Annual Certification

Consistent with the provisions of Rule 17j-1 of the 1940 Act, the Chief Compliance Officers of each of the Funds and MSA in its capacity as the Funds’ investment adviser, shall provide a written report, at least annually, to the Funds’ board of directors that describes any issues arising under the Statement as it applies to the entity and any related procedures since the last such report including, but not limited to, information about material violations and sanctions imposed in response thereto, and any waivers or exceptions during the reporting period of provisions of the Statement that might be considered important by the board. Similar reporting shall be made by MSA’s Chief Compliance Officer to MSA senior management.

In addition, the Chief Compliance Officer of the Funds and MSA shall also certify annually in writing that the entity has adopted procedures reasonably necessary to prevent Access Persons from violating the Statement.

E. Reporting of Violations of the Statement

Access Persons subject to the Statement are required to report promptly to the CCO violations of the Statement, including, but not limited to, pre-clearance and reporting violations. All reports shall be treated confidentially to the extent permitted by applicable law, and investigated promptly and appropriately. Alternatively, reports may be submitted through the Ethics Resource Center of Northwestern Mutual to help ensure anonymity. This is in addition to any reporting obligations that Access Persons may have under other policies or any voluntary reporting of information to the Ethics Resource Center. Any retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Statement.

F. Violations of the Statement

Compliance with the Statement is a condition of employment for each Access Person, and any violation of the Statement may result in disciplinary action including, but not limited to warnings, fines, disgorgements, suspensions, demotions, and termination of employment or other association with a Company or any of its affiliates. In addition to these sanctions, violations may result in referral to civil or criminal authorities.

If a violation or potential violation of the Statement by an individual comes to the attention of the CCO, he shall be required to investigate the matter, which may include a meeting with the individual, if appropriate. Upon completion of the investigation, the CCO may confer with others if appropriate or required in order to determine whether and what type of remedial action should be taken. If disgorgement is required as a result of a violation, the proceeds shall be donated to the Northwestern Mutual Foundation, unless the violation resulted from personal trades that directly conflicted with those of Clients, in which case the proceeds shall be paid directly to such Clients.

G. Recordkeeping.

1. Records under the Advisers Act. The CCO shall ensure that the following records pertaining to the Statement are maintained.

•	A copy of the Statement and any amendments thereto;

•	A record of any identified violation of the Statement, and of any action taken as a result of the violation;

•	A record of all written acknowledgements of receipt of the Statement and amendments thereto from each individual who is currently, or within the past five years was, subject to the Statement;

•	Holdings and transactions reports made hereunder, including any brokerage confirmation and account statements made in lieu of such reports;

•	A list of the names of individuals who are currently, or within the past five years were, Access Persons;

•	A list of the names of individuals who are currently, or within the past five years were, Investment Persons;

•	A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in Limited Offerings and Initial Public Offerings (if not prohibited) for at least five years after the end of the fiscal year in which approval was granted; and

•	A record of any decision that grants an individual subject to the Statement a waiver from or exception to any of its provisions.

2. Rule 17j-1 Records. The Funds and MSA, as investment adviser to the Funds, shall also maintain:

•	A record of persons responsible for reviewing Access Persons’ reports currently or during the past five years; and

•	A copy of reports provided to the Funds’ board of directors pursuant to Rules 17j-1 and 38a-1 of the 1940 Act.

3. Retention Period. Copies of the Statement (and any amendments thereto) must be kept for five years after the last date it was in effect. Copies of receipt acknowledgements of the Statement must be kept for five years after the date the signers cease being subject to the Statement. Lists of Access Persons and Investment Persons must be kept for five years, even if some of the individuals listed are no longer classified as such. Each other record shall be maintained for a period of not less than five years from the end of the fiscal year during which the last entry was made on such record. All records shall be preserved in an easily accessible place and for the first two years shall be kept in an appropriate office of the Company designated by the CCO.

H. Confidentiality

All procedures, reports and records monitored, prepared or maintained pursuant to the Statement shall be considered confidential and proprietary, and shall be maintained and protected accordingly.

I. Filing of Forms and Reports

Except as required by law, any form or report required by a Company to be signed and in writing may be submitted by e-mail or other electronic form approved by the CCO.

J. Use

The Statement is solely for internal use by the Companies and neither the Statement or any forms, reports or other records created hereunder (i) constitute an admission, by or on behalf of any individual or any Company or its affiliates, as to any fact, circumstance or legal conclusion; (ii) evidence, describe or define any relationship of control between or among any persons; (iii) form the basis for describing or defining any conduct by an individual or Company or its affiliates that should result in such person being liable to any other person, except insofar as conduct in violation of the Statement is sufficient cause for any sanction hereunder up to and including termination of employment or any other association with a Company or its affiliates.

Appendix A

Mason Street Funds, Inc.

Small Cap Growth Stock Fund

Aggressive Growth Stock Fund

International Equity Fund

Index 400 Stock Fund

Growth Stock Fund

Large Cap Core Stock Fund

Index 500 Stock Fund

Asset Allocation Fund

High Yield Bond Fund

Municipal Bond Fund

Select Bond Fund

Northwestern Mutual Series Fund, Inc.

Small Cap Growth Stock Portfolio

T. Rowe Price Small Cap Value Portfolio

Aggressive Growth Stock Portfolio

International Growth Portfolio

Franklin Templeton International Equity Portfolio

AllianceBernstein Mid Cap Value Portfolio

Index 400 Stock Portfolio

Janus Capital Appreciation Portfolio

Growth Stock Portfolio

Large Cap Core Stock Portfolio

Capital Guardian Domestic Equity Portfolio

T. Rowe Price Equity Income Portfolio

Index 500 Stock Portfolio

Asset Allocation Portfolio

Balanced Portfolio

High Yield Bond Portfolio

Select Bond Portfolio

Money Market Portfolio

Fidelity VIP Mid Cap Portfolio

Fidelity VIP Mid Cap Portfolio

Russell Investment Funds (RIF Funds)

Fund	CUSIP#
Russell Investment Funds
Multi-Style Equity	782491104
Aggressive Equity	782491203
Non-US	782491302
Real Estate Securities	782491609
Core Bond	782491401

Frank Russell Investment Funds (FRIC Funds)

Fund	CUSIP#	NASDAQ Code
Russell Funds
Diversified Equity	782493803	RDESX
Real Estate Securities	782493761	RRESX
Special Growth	782493886	RSPSX
Equity Income (Closed 10/24/03)	782493878	REQSX
Diversified Bond	782493860	RDBSX
International Securities	782493845	RISSX
Multistrategy Bond	782493753	RMSSX
Tax Exempt Bond	782493837	RLVSX
Quantitative Equity	782493795	RQESX
Short Duration Bond	782493506	RFBSX
Emerging Markets	782493746	REMSX
Tax-Managed Large Cap	782493720	RETSX
Tax-Managed Mid & Small Cap	782478507	RTSCX
Select Value	782478762	RSVSX
Select Growth	782478812	RSGSX

Other Funds
Russell Multi-Mgr Principal Protected	782478697	RMPAX

LifePoints® Funds
Aggressive Strategy	782493597	RALDX
Balanced Strategy	782493589	RBLDX
Moderate Strategy	782493571	RMLDX
Conservative Strategy	782493563	RCLDX
Equity Aggressive Strategy	782493555	RELDX

Institutional Funds
Equity I	782493100	REASX
Equity II	782493209	REBSX
Equity III (Closed 10/24/03)	782493308	RECSX
Fixed Income I	782493407	RFASX
International	782493605	RINSX
Fixed Income III	782493738	RFCSX
Equity Q	782493811	REDSX

Money Market Funds
Money Market	782493704	RMMXX
U.S. Govt. Money Market	782493829	RGVXX
Tax Free Money Market	782493779	RTSXX

Other Fund of Funds
Tax Managed Global Equity	782478705	RTGCX

PLEASE NOTE: THE FOLLOWING FUNDS ARE NOT AVAILABLE FOR

PURCHASE BY U.S. ACCESS PERSONS

Frank Russell Australian Funds

Russell Funds

Russell Australian Shares Fund

Russell Australian Shares Aggressive Fund Class A

Russell International Shares Fund Class A

Russell International Shares Fund- A Hedged Class A

Russell Australian Bond Fund Class A

Russell Inflation Linked Bond Fund

Russell International Bond Fund- A Hedged Class A

Russell Australian Property Securities Fund

Russell Australian Cash Fund

Russell World Shares Fund

Russell World Bond Fund

Russell International Shares Index Fund - A Hedged

Russell Conservative Fund

Russell High Growth Fund

Russell Alternative Strategies Fund - A Hedged

Russell Balanced Fund

Russell Growth Fund

Russell Diversified 50 Fund

Foundation II Portfolio

Foundation IV Portfolio

Foundation VI Portfolio

Ventura Wholesale Capital Stable Fund

Ventura Wholesale Diversified 50 Fund

Ventura Wholesale Growth 70 Fund

Ventura Wholesale Australian Shares Fund

Ventura Wholesale International Shares Fund

Ventura Retail Capital Stable Fund

Ventura Retail Diversified 50 Fund

Ventura Retail Growth 70 Fund

Ventura Retail Australian Shares Fund

Ventura Retail International Shares Fund

Medapiri Unit Trust Domestic Equity (private equity)

Medapiri Unit Trust International Equity (private equity)

Pooled Superannuation Trust

Option 1(A): Russell Australian Shares Unit

Option 2(A): Russell International Shares Unit

Option 3(A): International Shares Unit A Hedged

Option 4(A): Russell Australian Property Securities Unit

Option 5(A): Russell Australian Bond Unit

Option 7(A): International Bond Unit A Hedged

Option 6(A): Russell Inflation Linked Bond Unit

Option 8(A): Russell Australian Cash Unit

Option 20(A): Russell Conservative Unit

Option 21(A): Russell Diversified 50 Unit

Option 22(A): Russell Balanced Unit

Option 23(A): Russell Growth Unit

Option 32 (A): Russell Balanced Unit – Passive Option

Russell Australian Shares Aggressive Unit

Russell Australian Core Property Portfolio Unit

Frank Russell Dublin Based Funds

Frank Russell Investment Company LLC

U.S. Equity Fund

Sovereign International Equity

Frank Russell Investment Company Plc

Emerging Markets Equity Fund

Global Bond Fund

Japan Equity Fund

Pacific Basin Equity Fund

U.S. Bond Fund

U.S. Small Cap Equity Fund

U.S. Equity Fund Ireland

Continental European Equity Fund

U.K. Equity Fund

Sterling Bond Fund

Sterling Corporate Bond Fund

U.K. Index Linked Fund

UK Long Dated Gilt Fund

Frank Russell Investment Company II Plc

Pan European Equity Fund

Global Bond (Euro Hedged) Fund

Euro Fixed Income Fund

U.K. Quant Fund

U.S. Value

U.S Growth

U.S. Quant Fund

World Equity Fund

Frank Russell Investment Company III Plc

U.S. Dollar Cash Fund

U.S. Dollar Cash Plus Fund

The Euro Cash Fund

Sterling Cash Fund

Multi-Style, Multi-Manager Funds Plc

European Fixed Income

European Small Cap Fund

Global High Yield Fund

Global Bond Fund

Pan European Equity Fund

US Equity Fund

Japan Equity Fund

Pacific Basin (ex-Japan) Equity Fund

US Small Cap Fund

Global Bond (Euro Hedged) Fund

Emerging Markets Equity

Frank Russell Asset Management (I & II)

FRAM I US Equity Fund LP

FRAM II US Quant Fund LP

FR Multi Manager plc

Growth Fund

Balanced Fund

Cautious Fund

Global Equity Fund (ex UK)

Global Equity Fund

Global 20 Multi-Manager Fund

Global 35 Multi-Manager Fund

Global 50 Multi-Manager Fund

Global 70 Multi-Manager Fund

Global 90 Multi-Manager Fund

Frank Russell Institutional Funds Plc

Hedged Global Bond Fund

U.K. Balanced Fund

Growth Fund

Growth and Income Fund

Global Equity Fund

Frank Russell Qualifying Investor Fund Plc

U.K. Balanced Fund

Frank Russell Alternative Investments Fund Plc

The Alternative Strategies Fund

Frank Russell Alternative Strategies Fund Plc.

Frank Russell Alternative Strategies Fund

FRIC-OMAM

US Growth Equity Fund

US Value Equity Fund

US Core Equity Fund

EAFE Concentrated Equity Fund

EAFE Equity Fund

US Core Bond Fund

Global Equity Fund

Global (ex US) Bond Fund

Global Bond Fund

Global Money Market Fund

Frank Russell Multi Strategy Global Bond Fund

Frank Russell Multi Strategy Global Bond Fund

Currency Fund

Frank Russell Unit Trust

The International Bond Fund

CdN - Etoile Multi Gestion Europe Fund (currently being restructured)

CdN - Etoile Multi Gestion Europe Fund

Integritas Multi Manager Fund Plc (currently being restructured)

The U.K. Equity Fund

US Equity Fund

Continental European Equity Fund

Continental European Equity Fund

Continental European Equity Fund

Continental European Equity Fund

Japan Equity Fund

Emerging Markets Equity Fund

Pacific Basin Equity

Sterling Bond Fund

European Fixed Interest

Global Bond Fund

Sterling Corporate Bond Fund

US Bond Fund

U.K Index Linked Fund

U.S Small Cap Equity Fund

Global Equity Fund

Robeco Multi-Manager Asia Pacific Fund (currently being restructured)

Robeco Far East Capital Growth Fund

Scottish Widows Multi-Manager Funds

UK Equity Income Fund

UK Equity Focus Fund

UK Equity Growth Fund

International Equity Fund

PKN US Joint Equity Investment Trust

PKN US Joint Equity Investment Trust

Russell Group of Funds

Russell Group of Funds

Russell Canadian Equity Fund

Russell Canadian Fixed Income Fund

Russell US Equity Fund

Russell Overseas Equity Fund

LifePoints Funds

LifePoints Long Term Growth Portfolio (formerly

LifePoints Opportunity Fund)

LifePoints Balanced Growth Portfolio (formerly

LifePoints Progress Fund)

LifePoints Balanced Income Portfolio (formerly

LifePoints Achievement Fund)

LifePoints Global Equity Fund (formerly Russell Global Equity Fund) (Closed 11/29/02)

LifePoints All Equity Portfolio

LifePoints All Equity RSP Portfolio

Sovereign Investment Program

Sovereign Pools

Canadian Equity Pool

US Equity Pool

Overseas Equity Pool

Global Equity RSP Pool

Emerging Markets Equity Pool

Canadian Fixed Income Pool

Money Market Pool

FRTC Common Trust Funds

Russell Common Trust Large Cap Structured Equity Fund

Russell Common Trust Small Cap Equity Fund

Russell Common Trust Value Equity Fund

Russell Common Trust Growth Equity Fund

Russell Common Trust Short-Term Bond Fund

Russell Common Trust Core Bond Fund

Russell Common Trust International Equity Fund

Russell Common Trust Real Estate Securities Fund

Russell Common Trust Real Estate Equity Fund

CEBFT

FRTC FUNDS

Russell Equity I Fund

Russell Equity II Fund

Russell Small Cap Fund

Russell Small Cap II Fund

Russell 1000® Fund

Russell 1000® Index Fund Series I

Russell Tactical Asset Allocation Fund

Russell Value Fund (Closed 9/30/02)

Russell Growth Fund

Russell Fixed Income I Fund

Russell Fixed Income II Fund

Russell All International Markets Fund

Russell International Fund

Russell Emerging Markets Fund

Russell Investment Contract Fund

Russell Capital Contract Fund

Russell Aggressive Balanced Fund

Russell Balanced Income Fund

Russell Domestic Conservative Balanced Fund

Russell Domestic Diversified Fund (Closed 01/12/04)

Russell Domestic Moderate Balanced Fund

Russell Global Aggressive Balanced Fund

Russell Global Equity Fund

Russell Global Balanced Fund

Russell Securities Lending Short-Term Investment Fund

Russell Short-Term Investment Fund

Russell Real Estate Equity Fund

Russell Real Estate Securities Fund

Russell Multi-Manager Bond Fund

Russell Quantitative Bond Fund

Russell Large Cap Equity Index Fund

Russell Large Cap Equity Index Fund Series I

Russell Large Cap Structured Equity Fund

Russell Developing Managers Fund

Russell US Value Fund

Frank Russell Japan Funds

Frank Russell Investment (Japan) Ltd.

Mother Fund

Russell Japan Equity Mother Fund

Russell International Equity Mother Fund

Russell Global Bond Mother Fund

Russell International Bond Mother Fund

Russell Japan Bond Mother Fund

Baby Fund

Russell Japan Equity Fund I

Russell International Equity Fund I

Russell Global Bond Fund I

Russell Japan Bond Fund I

Russell International Bond Fund I A

Russell International Bond Fund I B

Russell Japan Equity Multi Manager Fund

Institutional Baby Fund

Russell Japan Equity Fund I-1 (Closed 04/22/02)

Russell Japan Equity Fund I-2

Russell International Equity Fund I-1

Russell International Equity Fund I-2

Russell International Equity Fund I-3 (Closed 06/27/02)

Russell International Equity Fund I-4 A

Russell International Equity Fund I-4 B

Russell International Bond Fund I-1

Russell Japan Bond Fund I-1

Russell Japan Bond Fund I-2

Russell Japan Bond Fund II

Russell Japan Equity Fund II

Russell International Equity Fund II

Russell International Bond Fund I-2

Russell International Bond Fund II A

Russell International Bond Fund II B

Russell Japan Bond Fund III

Russell International Bond Fund III A

Russell International Bond Fund III B

Russell Japan Equity Fund I-3

Appendix B

ADDITIONAL INDEX RELATED INVESTMENTS THAT ARE EXEMPT FROM PRE-CLEARANCE

1.	The Dow Jones Industrial Average
2.	The Inter@ctive Week Internet Index

German DAX Index